SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:

    /x/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        AFFILIATED MANAGERS GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                        AFFILIATED MANAGERS GROUP, INC.

                      TWO INTERNATIONAL PLACE, 23RD FLOOR
                          BOSTON, MASSACHUSETTS 02110
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2000
                            ------------------------

    NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Affiliated Managers Group, Inc. ("AMG" or the "Company") will be held on Thursday, May 25, 2000, at 9:00 a.m. Boston time at the offices of Goodwin, Procter & Hoar LLP at Exchange Place, 53 State Street, Boston, Massachusetts 02109 for the following purposes:

    1. To elect seven directors of the Company to serve until the 2001 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

    2. To consider and act upon a proposal to approve a Long-Term Executive Incentive Plan which permits incentive compensation awarded to certain executive officers of the Company to be deductible by the Company under the Internal Revenue Code of 1986, as amended.

    3. To consider and act upon a proposal to amend the Amended and Restated Certificate of Incorporation of the Company to increase the authorized number of shares of common stock of the Company.

    4. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

    Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

    The Board of Directors has fixed the close of business on March 27, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on that date will be entitled to notice of the Annual Meeting. Only stockholders of record of voting Common Stock at the close of business on that date will be entitled to vote at the Annual Meeting and at any adjournments or postponements thereof.

    You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          By Order of the Board of Directors

                                          Nathaniel Dalton
                                          SECRETARY

Boston, Massachusetts
April   , 2000

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ARE A STOCKHOLDER OF RECORD AND YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                        AFFILIATED MANAGERS GROUP, INC.

                      TWO INTERNATIONAL PLACE, 23RD FLOOR
                          BOSTON, MASSACHUSETTS 02110
                            ------------------------

                                PROXY STATEMENT
                             ---------------------

                    FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 25, 2000

                                                                  April   , 2000

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Affiliated Managers Group, Inc. ("AMG" or the "Company") for use at the 2000 Annual Meeting of Stockholders of the Company to be held on Thursday, May 25, 2000 at 9:00 a.m. Boston time at the offices of Goodwin, Procter & Hoar LLP at Exchange Place, 53 State Street, Boston, Massachusetts, 02109, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon the election of seven directors of the Company, to consider proposals to adopt a Long-Term Executive Incentive Plan and amend the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock of the Company, and to act upon any other matters properly brought before them.

    This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy
Card are first being sent to stockholders on or about April   , 2000. The Board
of Directors has fixed the close of business on March 27, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of the Annual Meeting. Only stockholders of record of voting Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Holders of Common Stock outstanding and entitled to vote as of the close of business on the Record Date will be entitled to one vote for each share held by them. As of the Record Date, there were 22,417,889 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

    The presence, in person or by proxy, of holders of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (as defined below) will be counted as present in determining the presence of a quorum. A plurality of votes cast shall be sufficient for the election of directors. Abstentions and broker non-votes will be disregarded in determining the "votes cast" for purposes of electing directors and will not affect the election of the candidates receiving a plurality of votes. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. The approval of a majority of the shares of Common Stock cast is required for approval of the Long-Term Executive Incentive Plan. Broker non-votes will be disregarded in considering "votes cast," while an abstention will have the effect of a vote cast against the Long-Term Executive Incentive Plan. The approval of a majority of the shares of Common Stock is required for approval of the amendment of the Amended and Restated Certificate of Incorporation. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against the proposal.

    STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR OF THE COMPANY NAMED IN THIS PROXY STATEMENT, FOR THE PROPOSAL TO APPROVE THE LONG-TERM EXECUTIVE INCENTIVE PLAN AND FOR THE PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THE ELECTION OF DIRECTORS, THE CONSIDERATION OF A LONG-TERM EXECUTIVE INCENTIVE PLAN AND THE PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

    A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has previously been given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

    The Company's 1999 Annual Report, including audited financial statements for the fiscal year ended December 31, 1999, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation materials.

                       PROPOSAL 1: ELECTION OF DIRECTORS

INTRODUCTION

    The Board of Directors of the Company currently consists of nine members. At the Annual Meeting, seven directors will be elected to serve until the 2001 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated Messrs. William J. Nutt, Richard E. Floor, Stephen J. Lockwood, Harold J. Meyerman, John M. B. O'Connor and William F. Weld, and Dr. Rita M. Rodriguez (the "Nominees") to serve as directors. Each of the Nominees is currently serving as a director of the Company. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. The Board of Directors will consider a nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company's Amended and Restated By-laws (the "By-laws"). See "Other Matters--Stockholder Proposals" for a summary of these requirements.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

INFORMATION REGARDING THE DIRECTORS/NOMINEES

    The names, ages and a description of the business experience, principal occupation and past employment during at least the last five years of each of the Nominees are set forth below.

NAME                                                            AGE
----                                                          --------
William J. Nutt (2).........................................     55

Richard E. Floor (1)........................................     59

Stephen J. Lockwood (2).....................................     52

Harold J. Meyerman (1)(2)(3)................................     61

John M. B. O'Connor (2)(3)..................................     45

Rita M. Rodriguez...........................................     57

William F. Weld (1)(3)......................................     54

------------------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Nominating Committee.

    WILLIAM J. NUTT founded the Company in December 1993, and has served as its Chairman and Chief Executive Officer since that time. Until 1999, Mr. Nutt also served as President of the Company. Mr. Nutt began his career at the law firm of Ballard, Spahr, Andrews & Ingersoll in Philadelphia, where he was a Partner until he joined The Boston Company in 1982. As Senior Executive Vice President of that firm, Mr. Nutt built The Boston Company's mutual fund administration, distribution and custody business serving over 45 fund sponsors with assets of $119.0 billion. In 1989, he became President, assuming overall responsibility for The Boston Company's
$36.0 billion institutional money management business, its $190.0 billion master trustee and custodian business, and the personal banking and trust business of the Boston Safe Deposit and Trust Company. Mr. Nutt received a J.D. from the University of Pennsylvania and a B.A. from Grove City College. From 1991 to 1994, Mr. Nutt served on the Executive Committee of the Board of Governors of the Investment Company Institute.

    RICHARD E. FLOOR has been a director of the Company since its formation. A professional corporation of which Mr. Floor is the sole stockholder is and has been a senior partner at the law firm of Goodwin, Procter & Hoar LLP or its predecessor since 1975. Mr. Floor is also a director of New America High Income Fund, a closed-end investment company.

    STEPHEN J. LOCKWOOD has been a director of the Company since
September 1999. Mr. Lockwood retired as Vice-Chairman of HCC Insurance Holdings, Inc. ("HCC"), a NYSE listed insurance holding company, in December of 1999. Mr. Lockwood was the co-founder and served through 1999 as the Chief Executive Officer of HCC's subsidiary, LDG Reinsurance Corporation, which HCC acquired in 1996. In addition, he continues to serve as a director of HCC, serves as a director of four mutual funds managed by The Dreyfus Corporation, and serves on the Board of the Inner City Scholarship Fund in Boston.
Mr. Lockwood received a B.A. from Pennsylvania State University.

    HAROLD J. MEYERMAN has been a director of the Company since July 1999.
Mr. Meyerman retired as a Managing Director of the Global Financial Institutions and Trade Group of Chase Manhattan Bank in December of 1998. His responsibilities at Chase included overseeing asset management companies. Before joining Chase, Mr. Meyerman was President and Chief Executive Officer of First Interstate Bank, Ltd., a unit of First Interstate Bancorp. Mr. Meyerman received business and law degrees from the University of British Columbia, Vancouver, B.C., Canada.

    JOHN M. B. O'CONNOR has been a director of the Company since October 1997. Mr. O'Connor is a General Partner of Chase Capital Partners, which he joined in May 1995. Mr. O'Connor has been employed by Chase Manhattan Corporation or its predecessors since 1987 in a variety of senior investment banking positions including management of Corporate Securities Sales, Trading and Research.
Mr. O'Connor is also a director of FHC Health Systems, Inc., a behavioral healthcare company.

    RITA M. RODRIGUEZ has been a director of the Company since January 2000.
Dr. Rodriguez was formerly a full-time Director of the Export-Import Bank of the United States. She was nominated to the position by President Reagan and confirmed by the U.S. Senate in 1982, and continued to serve in this capacity by direction of President Bush and President Clinton until her resignation in March 1999. On the Export-Import Bank Board, she served as Chair of the Audit Committee and the Exposure Management Committee. Prior to joining the Export-Import Bank Board, Dr. Rodriguez was a professor of finance at the University of Illinois at Chicago and an associate professor of business administration at Harvard Business School. In addition, Dr. Rodriguez has authored numerous journal articles and books on the subject of international finance.

    WILLIAM F. WELD has been a director of the Company since December 1997.
Mr. Weld is a Partner in the law firm of McDermott, Will & Emery. From 1991 to 1997, Mr. Weld served as the Governor of Massachusetts. His prior experience includes two years as Assistant U.S. Attorney General, Criminal Division, and five years as the United States Attorney for Massachusetts. Mr. Weld has also previously been engaged in the private practice of law at Hill & Barlow and Hale and Dorr. Mr. Weld is also a director of NovaCare Employee Services, Inc.

    During 1999, the Board of Directors met five times. During 1999, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such director served on the Board of Directors) and (ii) the total number of meetings of all committees of the Board of Directors on which such director served (during the periods for which such director served on such committee or committees).

    The Board of Directors has established an Audit Committee (the "Audit Committee"), a Compensation Committee (the "Compensation Committee") and a Nominating Committee (the "Nominating Committee"). The Audit Committee recommends the firm to be appointed as independent accountants to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's operating results, considers the adequacy of internal accounting procedures and considers the effect of such procedures on the accountants' independence. The Audit Committee currently consists of Messrs. Floor, Lockwood, and Weld, and Mr. W.W. Walker, Jr., who is not standing for re-election to the Board of Directors. The Audit Committee met five times during 1999. The Compensation Committee, which currently consists of Messrs. Nutt, Lockwood, Meyerman and O'Connor, reviews and recommends the compensation arrangements for all directors and officers, except that Mr. Nutt does not participate in the recommendation of his compensation arrangements. The Compensation Committee met five times during 1999. While the Company has a Nominating Committee which was created in October 1999, and consists of Messrs. Meyerman, O'Connor and Weld, recent nominees to the Board have been nominated and then approved by the Board. The Nominating Committee accepts proposals from stockholders of the Company if submitted in compliance with the requirements of the By-laws.

COMPENSATION OF DIRECTORS

    Directors of the Company who are also employees receive no additional compensation for their service as directors. Messrs. Floor, Lockwood, Meyerman and Weld and Dr. Rodriguez each receive an annual fee of $40,000 for his or her service as a director. In addition, these directors receive an annual fee of $10,000 for their service as a member of any of the Audit, Compensation or Nominating Committees.

    Non-employee directors are also eligible to receive options to purchase shares of Common Stock under the Affiliated Managers Group, Inc. 1997 Stock Option and Incentive Plan (the "1997 Plan"). On July 20, 1999, in connection with his appointment to the Board of Directors, Mr. Meyerman was granted under the 1997 Plan an option to purchase up to 10,000 shares of Common Stock at an exercise price of $28.6875 per share, which option vested on the date of grant. On September 16, 1999, in connection with his appointment to the Board of Directors, Mr. Lockwood was granted under the 1997 Plan an option to purchase up to 10,000 shares of Common Stock at an exercise price of $25.4375 per share, which option vests in quarterly 625 share installments commencing on January 1, 2000. On January 25, 2000, in connection with her appointment to the Board of Directors, Dr. Rodriguez was granted under the 1997 Plan an option to purchase up to 15,000 shares of Common Stock at an exercise price of $35.6875 per share, which option vests in quarterly 937 share installments commencing on April 1, 2000. On September 16, 1999, Mr. Floor was granted under the 1997 Plan an option to purchase up to 10,000 shares of Common Stock at an exercise price of $25.4375 per share, which option vests in quarterly 625 share installments commencing on January 1, 2000. On January 25, 2000, in connection with their continuing service to the Board of Directors, each of Messrs. Floor, Lockwood, Meyerman and Weld was granted under the 1997 Plan an option to purchase up to 5,000 shares of Common Stock at an exercise price of $35.6875 per share, which option vests in quarterly 312 share installments commencing on April 1, 2000.

    All directors of the Company are reimbursed for travel expenses incurred in attending meetings of the Board of Directors and its committees.

INFORMATION REGARDING OFFICERS OF THE COMPANY

    The names, ages and positions of the executive officers and certain other officers of the Company, as well as a description of their business experience and past employment, are as set forth below:

NAME                                       AGE      POSITION
----                                     --------   --------
William J. Nutt*.......................     55      Chief Executive Officer and Chairman of the Board of
                                                      Directors

Sean M. Healey*........................     38      President and Chief Operating Officer

Darrell W. Crate*......................     33      Senior Vice President, Chief Financial Officer and
                                                      Treasurer

Nathaniel Dalton*......................     33      Senior Vice President, General Counsel and Secretary

Seth W. Brennan*.......................     29      Vice President

John Kingston, III.....................     34      Vice President and Associate General Counsel

Jeffrey S. Murphy......................     33      Vice President

Daniel J. Shea.........................     34      Vice President

------------------------

* Executive Officer of the Company.

    For Mr. Nutt's biographical information, see "--Information Regarding the Directors/Nominees."

    SEAN M. HEALEY joined the Company as its Executive Vice President in 1995 and became President and Chief Operating Officer in 1999. Prior to joining AMG, Mr. Healey was a Vice President in the Mergers and Acquisitions Department at Goldman, Sachs & Co. focusing on financial institutions. Mr. Healey received a J.D. from Harvard Law School, an M.A. from University College, Dublin and an A.B. from Harvard College.

    DARRELL W. CRATE joined the Company as a Senior Vice President and Chief Financial Officer in 1998. Prior to joining AMG, Mr. Crate was a Managing Director with Chase Securities, Inc. Mr. Crate received an M.B.A. from Columbia Business School and a B.A. from Bates College.

    NATHANIEL DALTON joined the Company as a Senior Vice President and General Counsel in 1996. Prior to joining AMG, Mr. Dalton was an attorney at Goodwin, Procter & Hoar LLP, focusing on mergers and acquisitions, including those in the asset management industry. Mr. Dalton received a J.D. from Boston University School of Law and a B.A. from the University of Pennsylvania.

    SETH W. BRENNAN joined the Company as an Assistant Vice President in 1995, and became a Vice President in 1996. Prior to joining AMG, Mr. Brennan was a Financial Analyst in the Global Insurance

Investment Banking Group at Morgan Stanley & Co. Incorporated. Before joining Morgan Stanley, Mr. Brennan was a Financial Analyst in the Financial Institutions Group at Wasserstein, Perella & Co. Mr. Brennan received a B.A. from Hamilton College.

    JOHN KINGSTON, III joined the Company as a Vice President and Associate General Counsel in 1999. Prior to joining AMG, Mr. Kingston served in a general counseling capacity at a division of Morgan Stanley Dean Witter Investment Management. Before joining Morgan Stanley Dean Witter, Mr. Kingston was an attorney at Ropes & Gray, focusing on corporate and securities laws issues, with a particular focus on the asset management industry. Mr. Kingston received a J.D. from Harvard Law School, and a B.S. Economics and a B.A. from the University of Pennsylvania.

    JEFFREY S. MURPHY joined the Company as an Assistant Vice President in 1995, and became a Vice President in 1996. Prior to joining AMG, Mr. Murphy was a Financial Analyst at United Asset Management Corporation, and prior to that,
Mr. Murphy was the Assistant Controller of TA Associates, Inc. Mr. Murphy received a B.S. in Business Administration from Northeastern University.

    DANIEL J. SHEA joined the Company as a Vice President in 1998. Prior to joining AMG, Mr. Shea was a Senior Manager in the Financial Services Group of Coopers & Lybrand L.L.P. Mr. Shea received a B.S. in Accounting and Finance from Boston College and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth information concerning the compensation earned during the indicated periods by the Company's Chief Executive Officer and the Company's four (4) other most highly compensated executive officers whose total salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1999 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                 LONG-TERM
                                                   ANNUAL          COMPENSATION             ALL OTHER
                                                COMPENSATION          AWARDS               COMPENSATION
                                            --------------------   ------------   ------------------------------
                                                                    SECURITIES     LONG-TERM
                                                                    UNDERLYING      DEFERRED           OTHER
                                             SALARY      BONUS       OPTIONS      COMPENSATION      COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR           $           $            #              $                 $
---------------------------   --------      --------   ---------   ------------   ------------      ------------
William J. Nutt.............    1999        550,000    1,300,000      140,000       1,500,000(1)       28,300(2)
  Chairman and Chief            1998        462,500      575,000       82,500              --          28,200(3)
  Executive Officer             1997        379,140      435,000      205,000              --          28,250(4)

Sean M. Healey..............    1999        425,000    1,000,000      120,000       1,000,000(1)       28,300(2)
  President and Chief           1998        362,500      450,000       75,000              --          28,200(3)
  Operating Officer             1997        301,920      350,000      195,000              --          28,250(4)

Darrell W. Crate............    1999        250,000      700,000      150,000         750,000(1)       28,300(2)
  Senior Vice President         1998(5)     159,375      275,000      140,000              --          25,946(3)

Nathaniel Dalton............    1999        250,000      700,000      100,000         750,000(1)       28,300(2)
  Senior Vice President         1998        225,000      300,000       65,500              --          27,792(3)
                                1997        176,371      190,000       72,500              --          26,313(4)

Seth W. Brennan.............    1999        175,000      500,100       75,000         600,000(1)       27,725(2)
  Vice President                1998        125,000      210,000       42,500              --          26,904(3)
                                1997         85,000      105,000       62,500              --          19,431(4)

------------------------

(1) Represents contributions made by the Company under a non-qualified defined contribution plan (the "Defined Contribution Plan") established by the Company in 1999. The Company's contribution to the Defined Contribution Plan will be distributable to each participant in 12.5% installments on the second and third anniversary of the contribution and in 37.5% installments (in each case based on contributions) on the fourth and fifth anniversary of the contribution. Such vesting and distribution is subject to the participant satisfying certain conditions, among them that the participants has not resigned from the Company or been terminated for cause. Forfeited contributions remain in the Defined Contribution Plan and are reallocated to the remaining participants.

(2) Includes (i) contributions by the Company under its 401(k) Profit Sharing Plan in the amount of $24,000 on behalf of Messrs. Nutt, Healey, Crate, Dalton and Brennan; and (ii) the dollar value of insurance premiums paid by the Company with respect to term life and long term disability insurance policies for the benefit of the Named Executive Officers in the amount of $4,300 on behalf of each of Messrs. Nutt, Healey, Crate and Dalton and $3,725 on behalf of Mr. Brennan.

(3) Includes (i) contributions by the Company under its 401(k) Profit Sharing Plan in the amount of $24,000 on behalf of Messrs. Nutt, Healey, Dalton and Brennan and $23,906 on behalf of Mr. Crate; and (ii) the dollar value of insurance premiums paid by the Company with respect to term life and long term disability insurance policies for the benefit of the Named Executive Officers in the amount of $4,200 on behalf of each of Messrs. Nutt and Healey, $3,792 on behalf of Mr. Dalton, $2,040 on behalf of Mr. Crate and $2,904 on behalf of Mr. Brennan.

(4) Includes (i) contributions by the Company under its 401(k) Profit Sharing Plan in the amount of $24,000 on behalf of Messrs. Nutt, Healey and Dalton and $18,000 on behalf of Mr. Brennan; and (ii) the dollar value of insurance premiums paid by the Company with respect to term life and long term disability insurance policies for the benefit of the Named Executive Officers in the amount of $4,250 on behalf of Messrs. Nutt and Healey, $2,313 on behalf of Mr. Dalton, and $1,431 on behalf of Mr. Brennan.

(5) Mr. Crate's employment with the Company commenced in April 1998.

    OPTION GRANTS. The following table sets forth the option grants made during 1999 to the Named Executive Officers.

                             OPTION GRANTS IN 1999
                               INDIVIDUAL GRANTS

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                 NUMBER OF     PERCENT OF                                       ANNUAL RATES OF
                                 SECURITIES   TOTAL OPTIONS                                       STOCK PRICE
                                 UNDERLYING    GRANTED TO                                        APPRECIATION
                                  OPTIONS       EMPLOYEES     EXERCISE OR                     FOR OPTION TERM (1)
                                  GRANTED       IN FISCAL     BASE PRICE       EXPIRATION   -----------------------
                                     #            YEAR         ($/SHARE)          DATE        5% ($)      10% ($)
                                 ----------   -------------   -----------      ----------   ----------   ----------
William J. Nutt................   140,000         16.6%         $29.00(2)        12/2/09    $2,553,312   $6,470,594
Sean M. Healey.................   120,000         14.2%         $29.00(2)        12/2/09    $2,188,553   $5,546,224
Darrell W. Crate...............    50,000          5.9%         $28.56(3)        4/21/09    $  898,181   $2,276,128
                                  100,000         11.8%         $29.00(2)        12/2/09    $1,823,794   $4,621,853
Nathaniel Dalton...............   100,000         11.8%         $29.00(2)        12/2/09    $1,823,794   $4,621,853
Seth W. Brennan................    75,000          8.9%         $29.00(2)        12/2/09    $1,367,846   $3,466,390

------------------------

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of stock appreciation set by the Securities and Exchange Commission (the "SEC") of five percent and ten percent compounded annually from the date the respective options were granted. Actual gains, if any, are dependent on the performance of the Common Stock. There can be no assurance that the amounts reflected will be achieved.

(2) These options become exercisable over four years, with 25% becoming exercisable on each of the four calendar year ends beginning in the year following the date of grant.

(3) These options become exercisable over four years, with 25% becoming exercisable on each of the four calendar year ends beginning in the year of the date of grant.

    YEAR-END OPTION HOLDINGS. The following table sets forth the value of options held at the end of 1999 by the Named Executive Officers. None of the Named Executive Officers exercised any options during 1999.

                          1999 YEAR-END OPTION VALUES

                                                           NUMBER OF                     VALUE OF
                                                     SECURITIES UNDERLYING             UNEXERCISED
                                                      UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                        AT YEAR-END (#)              AT YEAR-END ($)
                                                   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
                                                   -------------------------   ----------------------------
William J. Nutt..................................       238,750/188,750            $4,080,360/$2,040,610
Sean M. Healey...................................       225,625/164,375            $3,888,493/$1,773,428
Darrell W. Crate.................................        72,500/217,500              $566,355/$2,262,065
Nathaniel Dalton.................................       100,125/137,875            $1,640,019/$1,470,481
Seth W. Brennan..................................        80,625/99,375             $1,365,583/$1,064,483

------------------------

(1) Based on $40.438 per share, the closing price of the Common Stock on the New York Stock Exchange on December 31, 1999.

STOCK PERFORMANCE GRAPH

    The following graph provides a comparison of cumulative total stockholder return for the period from November 21, 1997 through December 31, 1999, among the Company, the Standard & Poor's 500 Stock Index (the "S&P 500 Index"), an asset management industry composite index constructed by the Company and previously used by the Company (the "Old Peer Group Index") and an asset management industry composite index which adds to the Old Peer Group Index those asset management industry companies that during 1999 filed an initial public offering of securities under the Securities Act of 1933 (the "New Peer Group Index"). The New Peer Group Index includes BlackRock, Inc. ("BlackRock"), Eaton Vance Corp., Federated Investors, Inc., Franklin Resources, Inc., Gabelli Asset Management Inc. ("Gabelli"), Liberty Financial Companies, Inc., Neuberger Berman, LLC. ("Neuberger Berman"), Phoenix Investment Partners, Ltd., The Pioneer Group, Inc., T. Rowe Price Associates, United Asset Management Corporation, and Waddell and Reed Financial, Inc., adding to the Old Peer Group Index Gabelli, BlackRock, and Neuberger Berman, each of which have been included since the date of its initial public offering on February 10, 1999, October 1, 1999 and October 6, 1999, respectively. The Stock Performance Graph assumes an investment of $100 in each of the Company and the indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

                    AMONG THE COMPANY, THE S & P 500 INDEX,

                     A NEW PEER GROUP AND AN OLD PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS
                                 11/21/1997  12/31/97  3/31/98  6/30/98  9/30/98  12/31/98  3/31/99  6/30/99  9/30/99  12/31/99
AFFILIATED MANAGERS GROUP, INC,      100.00    123.40   148.40   157.98    76.60    127.13   110.64   128.46   115.96    172.08
OLD PEER GROUP                       100.00     95.51   112.86   112.52    75.35     84.29    77.79    98.59    77.61     86.63
NEW PEER GROUP**                     100.00     95.51   112.86   112.52    75.35     84.29    77.76    98.65    77.59     87.35
S&P 500                              100.00    100.91   114.98   118.78   106.96    129.74   136.21   145.81   136.70    157.04

* Based on $100 invested as of 11/21/97 in Common Stock or Indices, including the reinvestment of dividends.

** The New Peer Group is comprised of the Old Peer Group with the addition of asset management industry companies that filed their initial public offerings in 1999. In particular, each of Gabelli Asset Management Inc., BlackRock, Inc. and Neuberger Berman, LLC have been included in the New Peer Group since the date of its public offering on February 10, 1999, October 1, 1999 and October 6, 1999, respectively.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is responsible for overseeing the Company's general compensation policies and establishing and reviewing the compensation plans applicable to the Company's executive officers. The Compensation Committee's responsibilities include administering the Company's stock option and incentive plans. The Compensation Committee consists of Messrs. Nutt, Lockwood, Meyerman and O'Connor, with Mr. Lockwood serving as the acting Chairman of the Committee.

    The Compensation Committee structures its policies and programs to further two basic philosophies: first, that executive compensation should be closely aligned with increases in stockholder value; and second, that executive compensation should be designed to retain the services of key members of senior management of the Company. In keeping with these two philosophies, the Compensation Committee closely monitors the allocation of the Company's executives' compensation among its various components: salary, bonus, stock and stock option grants, so as to maintain an appropriate balance between fixed and performance-based compensation. The Compensation Committee also sets the timing of payments within the bonus, stock and stock option categories so as to maintain an appropriate balance between current and deferred payments. Throughout these processes, the Compensation Committee is striving to create the optimum level of incentives to ensure that key executives remain with the Company and manage the Company's affairs with the goal of increasing value to stockholders.

    In determining salary levels for the Company's executive officers, the Compensation Committee considers the Company's size and rate of growth, performance as measured by the Company's earnings after interest expense and income taxes but before depreciation and amortization and extraordinary items ("EBITDA as Adjusted" or "Cash Net Income") per share, earnings per share and assets under management. The Compensation Committee also reviews the amounts of annual compensation being paid to executive officers of other companies in the industry, including those comprising the Peer Group Index set forth on page 10. Based on such reviews, the Compensation Committee believes that the annual compensation opportunities provided to its executive officers (including
Mr. Nutt) are within the range of annual compensation opportunities offered by such companies.

    In determining the performance-based compensation levels for the Company's executive officers, the Compensation Committee considers, in addition to those factors listed above, the performance of the applicable executive and the role and level of responsibility such executive has assumed in the Company's performance as a whole, the particular executive's importance to the future growth of the Company, and the success of the particular executive individually and collectively with the other members of the management team in achieving short-term and long-term goals. Once the Compensation Committee has determined the performance-based compensation to award each of the Company's executive officers, the Compensation Committee then addresses the form and timing of such payments. In general, the Compensation Committee believes that as performance-based compensation increases, the amounts of compensation which are both awarded in Company stock and deferred should increase accordingly. With respect to 1999, the Compensation Committee determined that approximately half of the performance-based compensation paid to the executive officers should be deferred and paid to the executives 12 1/2% after two and three years, respectively, and 37 1/2% after four and five years, respectively. The Compensation Committee further determined that, of the deferred portion of each executive's performance-based compensation, half should be invested in Company stock and half should be invested in investment products managed by the Company's affiliates.

    In determining the annual and performance-based compensation levels for Mr. Nutt, the Company's Chairman and Chief Executive Officer, the Compensation Committee, without Mr. Nutt's participation, applies the same principles and methods applied to other executive officers.

    The Compensation Committee and the Board of Directors as a whole consider Cash Net Income per share to be a particularly important basis for measuring the value of the Company to its stockholders, and thus the Compensation Committee places significant emphasis on Cash Net Income per share in making its compensation decisions. The Compensation Committee and the Board of Directors believe that Cash Net Income per share is a useful indicator of funds available to the Company which may be used to make investments in new affiliates, repay indebtedness, repurchase shares of Common Stock or pay dividends on Common Stock. On the basis of the substantial growth in Cash Net Income per share in 1999, the Compensation Committee determined performance-based compensation of approximately ten percent (10%) of Cash Net Income to be appropriate.

    In considering Mr. Nutt's compensation in 1999, the Compensation Committee noted his extensive contributions to each of the following: the completion of investments in Rorer Asset Management, LLC, The Managers Funds LLC and Frontier Capital Management Company, LLC, the growth of the Company's existing affiliates, the growth in Cash Net Income and the growth in the price of the Company's stock with respect to its Peer Group. On the basis of these factors and its assessment of Mr. Nutt's contributions relative to other senior managers of the Company, the Compensation Committee determined his performance-based compensation to be appropriate.

    As set forth above under "--Option Grants in 1999," the Compensation Committee granted stock options to Mr. Nutt and the other executive officers of the Company in 1999. The Compensation Committee based the size of the option grants on the same factors considered in making performance-based compensation decisions, as described above.

    WILLIAM J. NUTT
    STEPHEN J. LOCKWOOD
    HAROLD J. MEYERMAN
    JOHN M. B. O'CONNOR

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    The Company's executive compensation is determined by the Compensation Committee of the Board of Directors, which currently consists of Messrs. Nutt, Lockwood, Meyerman and O'Connor. Mr. Nutt serves as Chairman and Chief Executive Officer of the Company. Mr. Nutt does not participate in the consideration or recommendation of his own compensation arrangements, nor does Mr. Nutt participate in the consideration of his own option grants.

                              CERTAIN TRANSACTIONS

    During 1999, the Company retained Goodwin, Procter & Hoar LLP for certain legal services. Richard E. Floor, a director of the Company, is the sole shareholder of Richard E. Floor, P.C., which is a partner in Goodwin, Procter & Hoar LLP.

    During 1999, in connection with the Company's senior credit facility (the "Credit Facility") with a syndicate of banks managed by The Chase Manhattan Bank, as Administrative Agent, and Nationsbank, N.A., as Documentation Agent, the Company paid The Chase Manhattan Bank and Nationsbank, N.A. an administrative agency fee of $75,000. In addition, the Company paid each of The Chase Manhattan Bank and Nationsbank, N.A. interest under the Credit Facility in accordance with its terms.

    Chase Equity Associates, L.P., (a stockholder of the Company) is a limited partnership whose sole limited partner is an affiliate of Chase Manhattan Corporation (the parent company of The Chase Manhattan Bank) and whose sole general partner has as its partners certain employees of The Chase Manhattan Bank (including John M. B. O'Connor, a director of the Company) and an affiliate of Chase Manhattan Corporation. W.W. Walker, Jr., a director of the Company during 1999, is Senior Managing Director of Bank of America Capital Investors, an affiliate of Nationsbank, N.A.

    In August 1995, the Skyline Funds, for which Skyline Asset Management, L.P. (one of the investment management firms ("Affiliates") in which the Company holds a majority interest) provides investment advisory services, retained Funds Distributor, Inc. as a distributor of shares in the Skyline Funds. Mr. Nutt is Chairman of Funds Distributor, Inc., and the Chairman and Chief Executive Officer and majority stockholder of its parent, Boston Institutional
Group, Inc. During 1999, the Skyline Funds paid Funds Distributor, Inc. approximately $82,876.

    During 1999, the Company made loans to certain officers of the Company. The loans were made to William J. Nutt ($900,000), Nathaniel Dalton ($800,000), Darrell W. Crate ($100,000), Seth W. Brennan ($315,000), John Kingston, III ($440,000), Jeffrey S. Murphy ($265,000) and Daniel J. Shea ($440,000). Each
loan has a 30 year maturity (but accelerates upon termination of employment) and is secured by real property. The rate of interest charged on each loan is the lesser of 6.25% or the Applicable Federal Rate.

PROPOSAL 2. APPROVAL OF LONG-TERM EXECUTIVE INCENTIVE PLAN

    The Compensation Committee of the Board of Directors has approved the adoption of the Long-Term Executive Incentive Plan (the "Plan"), subject to the approval of the Plan by the stockholders. The Plan is intended to provide compensation incentives for executive officers within a framework which aligns executive incentive compensation with increases in stockholder value and provides a structure which permits deferral of incentive compensation to retain key employees.

    The Board believes that the Plan will advance the interests of the Company and its stockholders by enabling the Company to align the long-term financial incentives of its senior executives with increases in stockholder value. If stockholders do not approve the Plan, the Plan will be rescinded and no payments will be made under the Plan. However, the Company reserves the right to provide other forms of incentive payments to its senior executives which may not be deductible by the Company.

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally would disallow the Company a federal tax deduction for compensation in excess of $1 million paid in any fiscal year to any Executive Officer included in the Summary Compensation Table who is employed by the Company on the last day of the fiscal year. This limitation on deductibility does not apply to payments of "performance-based compensation." As stated above, the Plan is designed to align the long-term financial incentives of its senior executives with increases in stockholder value, while assuring that awards of incentive payments to Eligible Executives from the performance pool to be established under the Plan each year constitute "performance-based compensation" under Section 162(m) of the Code.

    The primary features of the Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Plan, the full text of which is set forth as Exhibit I to the Proxy Statement.

SUMMARY OF PLAN

    The Plan will be administered by the members of the Compensation Committee who are not officers of the Company. Except in the case of Mr. Nutt, the Compensation Committee is composed of "outside directors" who are "disinterested persons" as such terms are defined under the Code and Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, respectively. Mr. Nutt, who also serves on the Compensation Committee, will abstain from all matters relating to the Plan. The Plan defines eligible employees as all Executive Officers of the Company designated by the Compensation Committee.

    Within the first 90 days of the Company's fiscal year, the Compensation Committee will establish a target level of Base Cash Net Income per share for the fiscal year. The term "Base Cash Net Income" means the Company's earnings after interest expense and income taxes but before depreciation and amortization and extraordinary items ("EBITDA as Adjusted" or "Cash Net Income"), reduced by the after-tax impact of certain performance fee revenues as determined by the Compensation Committee. While the Company believes performance fees will be an important and continuing source of revenue, it is the belief of the Compensation Committee that performance growth targets should only consist of fees which are generally equivalent to asset-based fees. The target amount will be adjusted to reflect stock splits, reverse stock splits, stock dividends and other changes in the Company's capital structure.

    During the same 90-day period, the Compensation Committee will adopt a formula to determine the size of the performance pool under the Plan if the target level of Base Cash Net Income per share is met. At the same time, the Compensation Committee will also allocate the performance pool among the Eligible Employees. The maximum amount that is payable under the Plan for any fiscal year to any one Eligible Executive cannot exceed [ ] percent of the Company's Pre-Tax EBITDA as Adjusted. The term "Pre-Tax EBITDA as Adjusted" means EBITDA as Adjusted plus consolidated income tax expense for such fiscal year.

    At the end of each fiscal year after the ascertainment by the Company's independent accountants of the Company's financial results for the year, the Compensation Committee will certify in writing whether the target amount of Base Cash Net Income per share has been met. If the target amount is met for such fiscal year, the Compensation Committee will use its pre-established formula to determine the size of the performance pool. In addition, the Compensation Committee has full discretion to reduce the size of the performance pool and/or to reduce the amount of incentive payments payable to any Eligible Executive. An Eligible Executive whose employment terminates prior to the last day of the fiscal year will not be awarded any incentive payment from the performance pool.

    Awards may be made in cash or shares of Common Stock of the Company, as determined by the Compensation Committee. Shares awarded under the Plan may, in the discretion of the Compensation Committee, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company, and will be issued from the Company's 1997 Stock Option and Incentive Plan. It is the intent of the Compensation Committee that portions of each award made under this Plan (whether cash or Common Stock) be deferred and subject to additional time-based vesting. During the period of such deferral, it is the further intent of the Compensation Committee that portions of the deferred awards be set aside in trust and invested in Common Stock and investment products managed by the Company's affiliates.

    The Compensation Committee has the right to amend the Plan. Any amendment that would (i) change the maximum award that might be payable to any Eligible Executive, or (ii) establish a performance target other than Base Cash Net Income per share would need to be subject to stockholder approval in order for the awards of incentive payments to eligible executives from the performance pool to constitute "performance based" compensation under Section 162(m) the Code. The Compensation Committee may also repeal the Plan or direct the discontinuance of awards on a temporary or permanent basis.

    There are currently five Eligible Executives who would be eligible for awards under the Plan for 2000. Since awards to be granted under the Plan, if any, will be premised upon the achievement of certain performance objectives, and at all times the grant of such awards may be reduced at the discretion of the Compensation Committee, such grants cannot be ascertained at this time. Other incentive compensation plans have been established on a Company wide basis under which employees (including Eligible Executives) may receive awards at the discretion of the Compensation Committee.

    The affirmative vote of a majority of the shares of Common Stock cast at the meeting in which a quorum is present is required for approval of the Plan. For this purpose, abstentions will have the effect of votes cast against the Plan and broker non-votes will not be considered votes cast.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE COMPENSATION COMMITTEE CONSIDERS APPROVAL OF THE LONG-TERM EXECUTIVE INCENTIVE PLAN TO BE IN THE BEST INTEREST OF THE COMPANY AND ITS PRESENT AND FUTURE STOCKHOLDERS, AND HAS APPROVED THE ADOPTION OF THE LONG-TERM EXECUTIVE INCENTIVE PLAN.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE LONG-TERM EXECUTIVE INCENTIVE PLAN.

      PROPOSAL 3: APPROVAL OF A PROPOSAL TO AMEND THE AMENDED AND RESTATED
            CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED
                        NUMBER OF SHARES OF COMMON STOCK

    The Board of Directors recommends that the shareholders approve a proposal to amend the Amended and Restated Certificate of Incorporation of the Company (the "Certificate") to increase the authorized shares of voting Common Stock from forty million (40,000,000) shares to eighty million (80,000,000) shares.

    As of February 29, 2000, there were 22,509,089 shares of Common Stock outstanding, and an additional 987,437 shares of Common Stock were held in the Company's treasury or by the Company's subsidiaries. If the amendment is adopted, approximately 57,582,111 shares of Common Stock would be authorized and unissued. At February 29, 2000, there were 1,846,225 shares of Common Stock reserved for issuance pursuant to exercise of stock options under the various option plans of the Company. There are no pre-emptive rights relating to the Company's Common Stock. Except to the extent that the Company may issue the shares of the Company's Common Stock reserved therefor pursuant to its stock option plans, the Company has not entered into any agreements or understandings, and has no present plans, for the issuance of additional shares of Common Stock, but wishes to have such shares available for future issuances as the need may arise. No further shareholder approval would be required prior to the issuance of the additional shares authorized by this amendment.

    The Board's purpose in proposing the increase in the number of authorized shares of Common Stock is to have shares available for future issuances from time to time as and when the Board determines that such issuances may be desirable. The Securities and Exchange Commission requires the Company to discuss how such shares could be used to make it more difficult to effect a change in control of the Company. For example, the additional shares of Common Stock could be used to dilute the stock ownership of a person seeking to obtain control of the Company or could be privately placed with purchasers who would support the Board in opposing a hostile takeover attempt. This proposal to amend the Certificate is not in response to any effort of which the Company is aware to accumulate Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and shareholders. The Board does not presently contemplate recommending the adoption of any other amendments to the Certificate which could be construed to affect the ability of third parties to take over or change control of the Company.

    In addition to Common Stock, under the current Certificate the Company is authorized to issue five million (5,000,000) shares of Preferred Stock, par value $.01 per share, and three million (3,000,000) shares of Class B Non-Voting Common Stock, par value $.01 per share, and at February 29, 2000, there were no shares of Preferred Stock and 1,192,079 shares of Class B Non-Voting Common Stock outstanding.

    Approval of this amendment to the Amended and Restated Certificate of Incorporation requires approval by a majority of the shares of Common Stock entitled to vote thereon. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS CONSIDERS APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO BE IN THE BEST INTEREST OF THE COMPANY AND ITS PRESENT AND FUTURE STOCKHOLDERS, AND HAS UNANIMOUSLY APPROVED THE AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL AND AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

    The following table sets forth as of February 1, 2000, certain information regarding the beneficial ownership of Common Stock by (i) each person or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Common Stock,
(ii) each executive officer of the Company, (iii) each director and Nominee and
(iv) all directors and executive officers as a group (13 persons). Except as otherwise indicated, the Company believes, based on information furnished by such persons, that each person listed below has sole voting and investment power over the shares of Common Stock shown as beneficially owned, subject to community property laws, where applicable.

                                                               NUMBER OF SHARES       PERCENT OF
NAME OF BENEFICIAL OWNER (1)                                  BENEFICIALLY OWNED   COMMON STOCK (2)
----------------------------                                  ------------------   ----------------
Lone Pine Capital LLC.......................................        1,511,500(3)              6.58%
Bank of America Corporation.................................        1,392,460(4)              6.06%
J.W. Seligman & Co. Incorporated............................        1,296,368                 5.64%
Chase Equity Associates, L.P................................        1,271,929(5)              5.54%
William J. Nutt.............................................          531,310(6)              2.29%
Sean M. Healey..............................................          350,625(7)              1.51%
Darrell W. Crate............................................           73,500(8)                 *
Nathaniel Dalton............................................          128,125(9)                 *
Seth W. Brennan.............................................           87,125(10)                *
Richard E. Floor............................................           43,054(11)                *
Stephen J. Lockwood.........................................            1,562(12)                *
P. Andrews McLane**.........................................               --                    *
Harold J. Meyerman..........................................           12,812(13)                *
John M. B. O'Connor.........................................        1,271,929(14)             5.54%
Rita M. Rodriguez...........................................              937(15)                *
W.W. Walker, Jr.**..........................................               --                    *
William F. Weld.............................................            5,937(16)                *
All directors and executive officers as a group
  (13 persons)..............................................        2,505,916(17)            10.57%

------------------------

*   Less than 1%

**  Not standing for re-election.

(1) Unless otherwise indicated, the mailing address for each stockholder and director is c/o AMG, Two International Place, 23rd Floor, Boston, Massachusetts, 02110. The address of Chase Equity Associates, L.P. is 380 Madison Avenue, 12th Floor, New York, New York 10017. The address of Bank of America Corporation is c/o NationsBank, Corporate Center, 25th Floor, 100 North Tryon Street, Charlotte, North Carolina 28255. The address of Lone Pine Capital LLC is Two Greenwich Plaza, Greenwich, Connecticut 06830. The address of J.W. Seligman & Co. Incorporated is 100 Park Avenue, 8th Floor, New York, New York, 10006.

(2) In computing the number of shares of Common Stock beneficially owned by a person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or that become exercisable within 60 days of February 1, 2000 are deemed outstanding. For purposes of computing the percentage of outstanding shares of Common Stock beneficially owned by such person, such shares of stock subject to options or warrants that are currently exercisable or that become exercisable within 60 days of February 1, 2000 are deemed to be outstanding for such person but are not deemed to be outstanding for purposes of computing the ownership percentage of any other person. As of February 1, 2000, a total of 23,823,755 shares of Common Stock were either outstanding or subject to options, warrants or other convertible securities that are exercisable or that will become exercisable within 60 days.

(3) The 1,511,500 shares reported by Lone Pine Capital LLC may be deemed to be beneficially owned by Stephen F. Mandel, Jr., including (a) 277,864 shares of Common Stock beneficially owned by Lone Pine Associates LLC, of which
    (i) 48,052 shares of Common Stock are beneficially owned by Lone Spruce, L.P. ("Lone Spruce"), (ii) 123,377 shares of Common Stock are beneficially owned by Lone Balsam, L.P. ("Lone Balsam") and (iii) 106,435 shares of Common Stock are beneficially owned by Lone Sequoia, L.P. ("Lone Sequoia") and (b) 1,233,638 shares of Common Stock beneficially owned by Lone Pine Capital LLC. Lone Pine Associates LLC is the general partner of Lone Spruce, Lone Sequoia and Lone Balsam, and has the power to direct the affairs of Lone Spruce, Lone Sequoia and Lone Balsam, including decisions respecting the disposition of the proceeds from the sale of shares. Mr. Mandel is the Managing Member of Lone Pine Associates LLC and in that capacity directs its operations. Lone Cypress, a client of Lone Pine Capital LLC of which Mr. Mandel is the Managing Member, has the power to direct the receipt of dividends from or the proceeds of the sale of shares.

(4) The 1,392,460 shares beneficially owned by Bank of America Corporation represent 1,392,460 shares which may be deemed to be beneficially owned by NB Holdings Corporation, of which (a) 770,150 shares may be deemed to be beneficially owned by BA Equity Investment Company, L.P., (b) 8,810 shares may be deemed to be beneficially owned by BankAmerica Financial, Inc., of which 8,810 shares may be deemed to be beneficially owned by Bank of America Capital Corporation, (c) 62,500 shares may be deemed to be beneficially owned by Bank of America, N.A., (c) 505,900 shares may be deemed to be beneficially owned by TradeStreet Investment Associates, Inc, and
    (d) 45,100 shares may be deemed to be beneficially owned by Chicago Equity Partners. Bank of America Corporation is the direct or indirect parent of NB Holdings Corporation, a holding corporation and a direct or indirect parent of BA Equity Investment Company, L.P., BankAmerica Financial, Inc., Bank of America Capital Corporation, Bank of America, N.A., TradeStreet
    Investment Inc. and Chicago Equity Partners.

(5) The 1,271,929 shares beneficially owned by Chase Equity Associates, L.P. are shares of non-voting Class B Common Stock, convertible under certain circumstances into voting Common Stock.

(6) Includes 238,750 shares of Common Stock subject to options exercisable within 60 days. Excludes (i) 188,750 shares subject to unvested options and
    (ii) 89,000 shares held by irrevocable trusts for the benefit of members of Mr. Nutt's immediate family of which Mr. Nutt is not a trustee, of which shares Mr. Nutt disclaims beneficial ownership.

(7) Includes 225,625 shares of Common Stock subject to options exercisable within 60 days. Excludes 164,375 shares subject to unvested options.

(8) Includes 72,500 shares of Common Stock subject to options exercisable within 60 days. Excludes 217,500 shares subject to unvested options.

(9) Includes 100,125 shares of Common Stock subject to options exercisable within 60 days. Excludes 137,875 shares subject to unvested options.

(10) Includes 80,625 shares of Common Stock subject to options exercisable with 60 days. Excludes 99,375 shares subject to unvested options.

(11) Includes 1,562 shares of Common Stock subject to options exercisable within 60 days. Excludes 13,438 shares subject to unvested options.

(12) Represents 1,562 shares of Common Stock subject to options exercisable within 60 days. Excludes 13,438 shares subject to unvested options.

(13) Includes 10,312 shares of Common Stock subject to options exercisable within 60 days. Excludes 4,688 shares of Common Stock subject to unvested options.

(14) Represents 1,271,929 shares of non-voting Class B Common Stock beneficially owned by Chase Equity Associates, L.P., of which shares Mr. O'Connor disclaims beneficial ownership.

(15) Represents 937 shares of Common Stock subject to options exercisable within 60 days. Excludes 14,063 shares subjected to unvested options.

(16) Represents 5,937 shares of Common Stock subject to options exercisable within 60 days. Excludes 9,063 shares subject to unvested options.

(17) Includes 737,935 shares of Common Stock held by executive officers and directors which are subject to vesting and repurchase in certain circumstances.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports provided to the Company and written representations from certain reporting persons that no other reports were required during, or with respect to, 1999, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners have been satisfied.

INDEPENDENT PUBLIC ACCOUNTANTS

    The accounting firm of PricewaterhouseCoopers LLP served as the Company's independent public accountants during 1999 and is expected to continue to do so for fiscal year 2000. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

EXPENSES OF SOLICITATION

    The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of the Company. The Company also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to their principals who are beneficial owners of Common Stock.

STOCKHOLDER PROPOSALS

    Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before
            [120 CALENDAR DAYS BEFORE THE ANNIVERSARY OF THIS PROXY STATEMENT] to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

    Any stockholder proposals (including recommendations of nominees for election to the Board of Directors) intended to be presented at the Company's 2001 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the
principal executive office of the Company no later than March   , 2001, nor
prior to January   , 2001, together with all supporting documentation required by the By-laws.

OTHER MATTERS

    The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1999 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WAS FILED WITH THE SECURITIES
AND EXCHANGE COMMISSION ON MARCH   , 2000, WILL BE PROVIDED WITHOUT CHARGE TO
ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO NATHANIEL DALTON, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, AFFILIATED MANAGERS GROUP, INC., TWO INTERNATIONAL PLACE, 23RD FLOOR, BOSTON, MASSACHUSETTS 02110.

    REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED.

                                                                       EXHIBIT I

                        AFFILIATED MANAGERS GROUP, INC.
                       LONG-TERM EXECUTIVE INCENTIVE PLAN

    1. PURPOSE. This Plan is intended to create incentives for certain executive officers of the Company to allow the Company to attract and retain in its employ persons who will contribute to the future success of the Company. It is the intent of the Company that compensation payable under this Plan shall qualify as performance-based compensation within the meaning of Section 162(m) of the Code. It is further the intent of the Company that Awards made under this Plan be used to achieve the twin goals of (i) aligning executive incentive compensation with increases in stockholder value, and (ii) using deferred incentive compensation as a tool to retain key employees. In furtherance of the second goal, it is the intention of the Company that portions of each Award made under this Plan be deferred and set aside in the Trust (or other funding vehicle) for the benefit of the Participants hereunder. During the deferral period, the deferred portions of each Award shall be subject to additional time-based vesting. During the vesting period while the assets are held in trust, the assets shall be invested by the trustee of the Trust (or other funding vehicle) in Shares and other investment products managed by the Company's affiliates.

    2. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings set forth below:

           (a) "AWARD" shall mean, for any Participant, that percentage of an Incentive Pool granted by the Committee to the Participant pursuant to
       Section 5.2.

           (b) "BASE CASH NET INCOME" for any fiscal year shall mean the Company's EBITDA as Adjusted, less the after-tax impact of Performance Fees.

           (c) "BASE CASH NET INCOME PER SHARE" for any fiscal year shall mean Base Cash Net Income, divided by the weighted average number of outstanding Shares during the fiscal year.

           (d)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

           (e) "COMMITTEE" shall mean those members of the Compensation Committee of the Board of Directors of the Company who are "outside directors" and "disinterested persons" as such terms are defined under the Code, applicable regulations and Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, respectively.

           (f) "COMPANY" shall mean Affiliated Managers Group, Inc.

           (g) "EBITDA AS ADJUSTED" for any fiscal year shall mean the Company's earnings after interest expense and income taxes, but before depreciation, and amortization and extraordinary items, as determined in accordance with generally accepted accounting principles for such fiscal year.

           (h) "EFFECTIVE DATE" shall mean January 1, 2000.

           (i) "FISCAL YEAR" shall mean the fiscal year of the Company, which is the calendar year.

           (j) "INCENTIVE POOL" shall mean, with respect to any Performance Period, the total amount available for Awards for such Performance Period as determined in accordance with Section 6.1.

           (k) "PARTICIPANT" shall mean an executive officer designated by the Committee pursuant to Section 4 to participate herein with respect to a Performance Period.

           (l) "PERFORMANCE FEES" for any fiscal year shall mean performance fee revenues recognized by the Company that are determined by the Committee to not be equivalent to asset-based fees due either to (i) the nature of such fees or (ii) the nature of the applicable affiliate.

           (m) "PERFORMANCE MEASURE" for any Performance Period shall mean Base Cash Net Income per Share meeting the target level set by the Committee for such Performance Period.

           (n) "PERFORMANCE PERIOD" shall mean each fiscal year of the Company.

           (o) "PLAN" shall mean the Affiliated Managers Group, Inc. Long-Term Executive Incentive Plan, as amended from time to time.

           (p) "PRE-TAX EBITDA AS ADJUSTED" for any fiscal year shall mean the Company's EBITDA as Adjusted plus consolidated income tax expense for such fiscal year.

           (q) "SHARE" shall mean a share of the common stock, par value $.01 per share, of the Company.

           (r) "STOCK OPTION PLAN" shall mean the Affiliated Managers Group, Inc. 1997 Stock Option and Incentive Plan, as amended and restated.

           (s) "TRUST" shall mean the trust established pursuant to the trust agreement dated December 31, 1999 between the Company and The Chase Manhattan Bank, as trustee.

    3. ADMINISTRATION. Subject to Section 15, the Committee shall have sole discretionary power to interpret the provisions of this Plan, to administer and make all decisions and exercise all rights of the Company with respect to this Plan. The Committee shall have final authority to apply the provisions of the Plan and determine, in its sole discretion, the amount of the Incentive Pool and Awards to be paid or allocated to Participants hereunder and shall also have the exclusive discretionary authority to make all other determinations (including, without limitation, the interpretation and construction of the Plan and the determination of relevant facts) regarding the entitlement to benefits hereunder and the amount of benefits to be paid from the Plan. The Committee's exercise of this discretionary authority shall at all times be in accordance with the terms of the Plan and shall be entitled to deference upon review by any court, agency or other entity empowered to review its decision, and shall be enforced provided that it is not arbitrary, capricious or fraudulent.

    4. ELIGIBILITY. For each Performance Period, the Committee in its discretion shall select those executive officers who shall be Participants. The selection of an individual to be a Participant in any one Performance Period does not entitle the individual to be a Participant in any other Performance Period.

    5.  PERFORMANCE MEASURE AND AWARDS

    5.1 PERFORMANCE MEASURE. Within the first 90 days of a Performance Period, the Committee shall establish the target amount of Base Cash Net Income per Share and the formula for determining the size of the Incentive Pool for such Performance Period, which target amount and formula shall be set forth in the minutes of the meetings of the Committee. The size of the Incentive Pool shall be determined by reference to growth in the Company's Pre-Tax EBITDA as Adjusted.

    5.2  GRANTING OF AWARDS.  Within the period of time prescribed by
Section 162(m) of the Code and the regulations promulgated thereunder, the Committee may grant to any Participant an Award representing a percentage of the Incentive Pool to be determined for such Performance Period. In no event shall Awards representing more than 100 percent of an Incentive Pool be granted to Participants; nor shall the Award for any individual Participant exceed [ ] percent of the Company's Pre-Tax EBITDA as Adjusted. The Committee shall notify each Participant of the grant of an Award in such manner as it shall deem appropriate. The Award to each Participant shall be set forth in the minutes of the meetings of the Committee.

    5.3 NATURE OF AWARDS. The Awards granted under this Plan shall be used solely as a device for the measurement and determination of certain compensation to be paid to each Participant as provided herein. Awards shall not constitute or be treated as property or as a trust fund of any kind or as capital stock of the Company, stock options or other form of equity or security until they are paid out in the form of cash or Shares.

    6.  VALUATION OF INCENTIVE POOL AND PAYMENTS.

    6.1 VALUATION. If at the end of a Performance Period, the Performance Measure for such Performance Period has been attained, the total value of the Incentive Pool for the Performance Period shall be determined based upon the formula adopted by the Committee for such Performance Period. The value of each Participant's Award shall be equal to the percentage of the Incentive Pool represented by such Award which has been allocated to him or her for the Performance Period.

    6.2 COMMITTEE CERTIFICATION. No Participant shall receive any cash or Shares under this Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount of the Incentive Pool has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Measure has in fact been satisfied. The Committee shall have the discretion to reduce the size of the Incentive Pool or the size of any individual Award, but the Committee may not, however, increase the maximum amount permitted to be paid to any Participant under Section 5.2 of this Plan, increase the size of any individual Award or authorize the payment of cash or Shares under this Plan if the Performance Measure has not been satisfied.

    6.3 PAYMENTS TO PARTICIPANTS. Once the value of the Incentive Pool is determined pursuant to Section 6.1 and certified by the Committee in accordance with Section 6.2 and subject to the provisions of Section 10, a Participant shall be paid his or her Award in cash or Shares. To the extent the Award is payable in Shares, it shall be made from Shares reserved under the Stock Option Plan. The conversion of dollar amounts into Shares will be made on the basis of the market value of the Shares on the date of payment. Notwithstanding the foregoing, the Committee reserves the right to defer payment of Awards to Participants, subject to such terms and provisions as the Committee may determine, including additional time-based vesting. During the deferral period, the portion of the Awards that is not paid currently shall be set aside in the Trust and the Participants shall receive appropriate credit for stock appreciation, dividends and interest.

    7. FORFEITURE. A Participant whose employment with the Company terminates for any reason prior to the completion of the Performance Period and/or prior to fulfilling the vesting requirements for his or her deferred Award hereunder shall forfeit all rights to the Award which might otherwise have been granted to him or her, or the deferred Award, as the case may be. The Committee may allocate part or all of an Award forfeited prior to the completion of the Performance Period to one or more executives not presently designated as Participants, including newly hired executives. Forfeitures of Awards that occur after the end of the Performance Period will be allocated to other participants in accordance with the terms of the plan underlying the Trust.

    8. AMENDMENT OR TERMINATION OF PLAN. The Company may amend or terminate this Plan at any time or from time to time; PROVIDED, HOWEVER, that no such amendment or termination shall, without the written consent of the Participants, in any material adverse way affect the rights of a Participant with respect to benefits earned prior to the date of amendment or termination.

    9. LIMITATION OF COMPANY'S LIABILITY. Subject to its obligation to make payments as provided for hereunder, neither the Company nor any person acting on behalf of the Company shall be liable for any act performed or the failure to perform any act with respect to this Plan, except in the event that there has been a judicial determination of willful misconduct on the part of the Company or such person. The Company is under no obligation to fund any of the payments required to be made hereunder in advance of their actual payment or to establish any reserves with respect to this Plan. Any benefits which become payable hereunder shall be paid from the general assets of the Company. No Participant, or his or her beneficiary or beneficiaries, shall have any right, other than the right of an unsecured general creditor, against the Company in respect of the benefits to be paid hereunder.

    10. WITHHOLDING OF TAX. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder shall be subject to the withholding of such amounts as the Company reasonably may determine that it is required to withhold pursuant to applicable federal, state or local law or regulation. Withholding can be made in the form of Shares.

    11. ASSIGNABILITY. Except as otherwise provided by law, no benefit hereunder shall be assignable, or subject to alienation, garnishment, execution or levy of any kind, and any attempt to cause any benefit to be so subject shall be void.

    12. NO CONTRACT FOR CONTINUING SERVICES. This Plan shall not be construed as creating any contract for continued services between the Company and any Participant and nothing herein contained shall give any Participant the right to be retained as an employee of the Company.

    13. GOVERNING LAW. This Plan shall be construed, administered, and enforced in accordance with the laws of the Commonwealth of Massachusetts.

    14. NON-EXCLUSIVITY. Subject to Section 15, the Plan does not limit the authority of the Company, the Committee, or any subsidiary of the Company, to grant awards or authorize any other compensation under any other plan or authority, including, without limitation, awards or other compensation based on the same Performance Measure used under the Plan. In addition, executives not selected to participate in the Plan may participate in other plans of the Company.

    15. SECTION 162(M) CONDITIONS; BIFURCATION OF PLAN. It is the intent of the Company that the Plan and Awards made hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in
Section 162(m) of the Code shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Committee in any manner so that certain provisions of the Plan intended (or required in order) to satisfy the applicable requirements of Section 162(m) are applicable only to persons whose compensation is subject to Section 162(m).

                         AFFILIATED MANAGERS GROUP, INC.

         TWO INTERNATIONAL PLACE, 23RD FLOOR BOSTON, MASSACHUSETTS 02110

                             Proxy for Common Stock

P

R          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

O

X

Y    The undersigned hereby appoints William J. Nutt, Sean M. Healey and
Nathaniel Dalton, and each of them, proxies with full power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of Affiliated Managers Group, Inc. (the "Company"), to be held at the offices of Goodwin, Procter & Hoar LLP at Exchange Place, 53 State Street, Boston, Massachusetts 02109 on Thursday, May 25, 2000 at 9:00 a.m., Boston time, and at any adjournments or postponements thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting and any adjournments or postponements thereof. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the 1999 Annual Report to Stockholders.

                  CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE

/X/  Please mark votes as in this example.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTION IS INDICATED, THE UNDERSIGNED'S VOTE WILL BE CAST "FOR" EACH OF THE NOMINEES FOR DIRECTOR OF THE COMPANY NAMED IN THE ACCOMPANYING PROXY STATEMENT, "FOR" THE LONG-TERM EXECUTIVE INCENTIVE PLAN AND "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY. The undersigned's votes will be cast in accordance with the proxies' discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof. PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1. Proposal to elect Messrs. William J. Nutt, Richard E. Floor, Stephen J. Lockwood, Harold J. Meyerman, John M. B. O'Connor and William F. Weld and Dr. Rita M. Rodriguez as directors of the Company, each for a one-year term to continue until the 2001 Annual Meeting of Stockholders and until the successor of each is duly elected and qualified.

          / / FOR ALL   / / WITHHELD   / /______________________________
                             FROM ALL    Withheld as to the nominees noted above

2. Proposal to approve a Long-Term Executive Incentive Plan which permits incentive compensation awarded to certain executive officers of the Company to be deductible by the Company under the Internal Revenue Code of 1986, as amended.

          / / FOR       / / AGAINST    / / ABSTAIN

3. Proposal to approve the amendment of the Amended and Restated Certificate of Incorporation of the Company to increase the authorized number of shares of voting Common Stock of the Company.

          / / FOR       / / AGAINST    / / ABSTAIN

4. To consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

For joint accounts, each owner should    Signature:_________________Date _______
sign. Executors, administrators,
trustees, corporate officers and others Signature:_________________Date _______ acting in a representative capacity should give full title or authority.